UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CLAYMORE EXCHANGE-TRADED FUND TRUST
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                 (SEE NEXT PAGE)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)




2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS                 60532
 (Address of principal executive offices)                (Zip Code)

              Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on Which
to be so Registered:                         Each Class is to be so Registered:
-------------------                          ----------------------------------

Shares of beneficial interest, no par value     New York Stock Exchange Arca

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-134551; 811-21906.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth for Claymore BulletShares 2011 Corporate Bond ETF, Claymore BulletShares 2012 Corporate Bond ETF, Claymore BulletShares 2013 Corporate Bond ETF, Claymore BulletShares 2014 Corporate Bond ETF, Claymore BulletShares 2015 Corporate Bond ETF , Claymore BulletShares 2016 Corporate Bond ETF and Claymore BulletShares 2017 Corporate Bond ETF in Post-Effective Amendment No. 93 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of 25 separate investment portfolios. The Trust's investment portfolios to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Claymore BulletShares 2011 Corporate Bond ETF                 27-1622946
Claymore BulletShares 2012 Corporate Bond ETF                 27-1623022
Claymore BulletShares 2013 Corporate Bond ETF                 27-1623073
Claymore BulletShares 2014 Corporate Bond ETF                 27-1623121
Claymore BulletShares 2015 Corporate Bond ETF                 27-1623170
Claymore BulletShares 2016 Corporate Bond ETF                 27-1623224
Claymore BulletShares 2017 Corporate Bond ETF                 27-1623259

ITEM 2.  EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(2) to Post-Effective Amendment No. 74 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on May 21, 2009.

2. The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.




                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             CLAYMORE EXCHANGE-TRADED FUND TRUST

Date: May 18, 2010                         By:    /s/ J. Thomas Futrell
                                                  ------------------------------
                                                  J. Thomas Futrell
                                                  Chief Executive Officer